UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2021

Rodin Income Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-221814	81-1144197
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification No.)

110 E. 59th Street, New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 938-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01. Entry into a Material Definitive Agreement.

On September 28, 2021, the board of directors (the “Board”) of Rodin Income Trust, Inc. (the “Company”) approved a renewal for one year of the amended and restated advisory agreement, dated September 28, 2018 (the “Advisory Agreement”), as amended on September 28, 2019 (the “First Amendment”), in each case by and among the Company, Rodin Income Trust Operating Partnership, L.P., Rodin Income Advisors, LLC (the “Advisor”), and for purposes of certain provisions, Cantor Fitzgerald Investors, LLC and Rodin Income Trust OP Holdings, LLC with terms identical to those currently in effect. Pursuant to the Advisory Agreement, the Advisor will continue to manage the Company’s day-to-day operations and its portfolio of real estate-related assets, subject to the Board’s supervision. Except as set forth in this Current Report on Form 8-K, the material terms of the Advisory Agreement remain unchanged.

The foregoing description of the Advisory Agreement as amended by the First Amendment do not purport to be complete and are subject to, and qualified in their entirety by, the Advisory Agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 3, 2018, and the First Amendment filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 30, 2019, both of which are incorporated by reference into this Item 1.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RODIN INCOME TRUST, INC.

Date: September 28, 2021	By:	/s/ John C. Griffin
Name: John C. Griffin
Title: Chief Financial Officer